EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Jessica Kourakos

Synopsys, Inc.

650-584-4289

EDITORIAL CONTACT:

Craig Cochran

Synopsys, Inc.

650-584-4230

Synopsys Posts Financial Results for

Fiscal Third Quarter 2003

MOUNTAIN VIEW, Calif. August 20, 2003 – Synopsys Inc., (Nasdaq: SNPS), the world leader in semiconductor design software, today reported its third quarter results for the period ended July 31, 2003.

For the third quarter of fiscal 2003, Synopsys reported revenue of $300.4 million, a 27% increase over revenue of $236.1 million in the third quarter of fiscal 2002. Net income on an earnings before goodwill (EBG) basis was $66.9 million, a 69% increase over EBG net income of $39.7 million in the third quarter of fiscal 2002. EBG per share was $0.82, a 55% increase over EBG per share of $0.53 in the third quarter of fiscal 2002. EBG represents earnings on a fully-diluted basis excluding, to the extent incurred in any particular quarter, amortization of intangible assets and deferred compensation, in-process research and development expenses and one-time items relating to acquisitions, such as integration expenses.

On a generally accepted accounting principles (GAAP) basis, for the third quarter of fiscal 2003, net income was $48.5 million, or $0.60 per share, compared to a net loss of ($137.6) million, or ($1.93) per share, for the third quarter of fiscal 2002. The difference between net income on a GAAP basis for the third quarter of fiscal 2003 compared to the third quarter of fiscal 2002 was primarily due to one-time charges and expenses relating to the closing of the acquisition of Avant! Corporation in June 2002. The difference between net income on an EBG basis and on a GAAP basis for the third quarter of fiscal 2003 was primarily due to the amortization of intangibles and deferred stock compensation related to prior acquisitions.

“Q3 was another well-executed quarter,” said Aart de Geus, chairman and CEO of Synopsys. “With three solid quarters under our belt, we have laid the foundation to deliver on our full-year revenue and earnings targets.”

Two-For-One Stock Split Announced

Synopsys also announced separately today that its Board of Directors authorized a two-for-one stock split in the form of a 100% stock dividend. The stock dividend will be paid on September 23, 2003 to all stockholders of record as of September 2, 2003. All per share and outstanding share information contained in this earnings release is given on a pre-split basis.

Financial Outlook

Synopsys also announced its operating model targets for the fourth quarter of fiscal 2003 and for full year fiscal 2003.

Fourth quarter of fiscal 2003 targets (EBG basis):

•	Revenue: $305–$320 million;

•	Total expenses: $212–$219 million;

•	Other income: $0–$4 million;

•	Fully diluted outstanding shares: 81–85 million;

•	Pro forma tax rate: 32.5%;

•	Earnings per share: $0.77–$0.84;

•	Perpetual licenses as a percentage of product bookings: 21%–26%; and

•	Average length of ratable licenses: 3.5–3.8 years.

Fiscal year 2003 targets (EBG basis):

•	Revenue: between $1.165–$1.180 billion, a refinement of our prior guidance of between $1.130–$1.180 billion;

•	Earnings per share: $3.05–$3.15, versus our prior guidance of $2.95–$3.10;

•	Perpetual licenses as a percentage of product bookings: 20%–25%; and

•	Average length of ratable licenses: 3.4–3.7 years, versus our prior guidance of 3.0–3.35 years.

Effectiveness of Guidance

The targets set forth above represent the Company’s expectations only as of the date of this release and should not be viewed as a statement about the Company’s expectations after this date. Although this release will remain available on the Company’s website, its continued availability does not indicate that the Company is reaffirming or confirming its continued validity. The Company will not report on its progress during the fourth quarter or comment to analysts or investors on, or otherwise update, such targets until it releases its quarterly results in December 2003.

GAAP Reconciliation

This earnings release contains financial information presented on both an EBG and GAAP basis. EBG is a non-GAAP financial measure under Section 244.101 of Regulation G. EBG represents earnings on a fully-diluted basis, excluding, to the extent incurred in any particular quarter, amortization of intangible assets and deferred compensation, in-process research and development expenses and one-time items relating to acquisitions, such as integration expenses. Intangible assets consist primarily of purchased technology, contract rights intangible, customer installed base/relationships, trademarks and tradenames, covenants not to compete and customer backlog. EBG is reduced by the amount of additional taxes that would be required to be accrued if EBG results were used instead of GAAP results to calculate the Company’s tax liability.

The Company believes that providing financial information on an EBG basis, in addition to a GAAP basis, gives investors a useful way to compare the results of multiple fiscal periods. The Company believes it is appropriate to exclude the items described in the preceding paragraph from its EBG financial measures because such items do not constitute direct and ongoing costs of Synopsys’ business operations, such as cost of revenues or research and development, sales and marketing and general and administrative expenses. Excluding such non-cash, one-time items from the Company’s EBG financial measures also makes it easier for investors to evaluate the ongoing operating results of the Company’s business.

The specific items excluded from GAAP in calculating EBG for the periods given in this press release are shown below:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in thousands, except per share data)	2003	2002	2003	2002

Net income on a GAAP basis	$48,475	$(137,589)	$105,149	$(102,157)
Amortization of intangible assets and deferred compensation	33,077	22,186	95,338	30,586
In-process research and development	1,600	82,500	19,850	82,500
Integration	—	117,266	—	117,266
Collection of Avant! acquired accounts receivable originally assumed uncollectable	(3,000)	—	(3,000)	—
Avant! pre-merger liabilities resolved at a lower cost than estimated	(616)	—	(616)	—
Tax effect	(12,652)	(44,688)	(36,179)	(46,125)

Net income on an EBG basis	66,884	39,675	180,542	82,070

Diluted earnings per share on a GAAP basis	0.60	(1.93)	1.35	(1.59)
Amortization of intangible assets and deferred compensation per share	0.41	0.30	1.22	0.45
In-process research and development per share	0.02	1.10	0.25	1.20
Integration per share	—	1.56	—	1.71
Collection of Avant! acquired accounts receivable originally assumed uncollectable per share	(0.04)	—	(0.04)	—
Avant! pre-merger liabilities resolved at a lower cost than estimated per share	(0.01)	—	(0.01)	—
Tax effect per share and effect of dilutive shares	(0.16)	(0.50)	(0.46)	(0.58)

Earnings per share on an EBG basis	0.82	0.53	2.31	1.19

	Range for Three Months Ending October 31, 2003
(in thousands, except per share data)	Low	High

Total target expenses on a GAAP basis	$245,000	$253,000
Estimated amortization of intangible assets and deferred compensation	$33,000	$34,000

Target expenses on an EBG basis	$212,000	$219,000

	Range for Three Months Ending October 31, 2003		Range for Fiscal Year Ending October 31, 2003
	Low	High	Low	High
Target earnings per share on a GAAP basis	$0.52	$0.58	$1.84	$1.89
Estimated amortization of intangible assets and deferred compensation per share, net of tax effect	$0.25	$0.26	$1.21	$1.26

Target earnings per share on an EBG basis	$0.77	$0.84	$3.05	$3.15

Unaudited Financial Statements

The financial statements presented with this release are unaudited, preliminary and subject to review and adjustment in the ordinary course of the Company’s quarterly review process. Final unaudited financial statements will be published with the Company’s quarterly report on Form 10-Q to be filed in September.

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors certain current and historical information regarding its performance in geographic markets and product categories. The information can be found at http://www.synopsys.com/corporate/invest/invest.html. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live Webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html. A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 694147, beginning at 5:30 p.m. Pacific Time today. A Webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of the Company’s fourth quarter earnings results in December 2003. Following the call, copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer of Synopsys, and Steve Shevick, Chief Financial Officer, will be posted on Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the world leader in electronic design automation (EDA) software for semiconductor design. The Company delivers technology-leading semiconductor design and verification platforms to the global electronics market, enabling the development of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com.

Forward Looking Statements

The fourth paragraph of this earnings release and the sections entitled “Outlook” and “GAAP Reconciliation” contain forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of factors, including: lower than expected research and development spending by semiconductor and electronic systems companies; continued or increased weakness in the semiconductor or electronic systems industries; difficulties encountered in the continued integration of the products and operations of Avant! and Numerical Technologies, Inc. into Synopsys’ products and operations; the possibility that the Company may sell fewer perpetual licenses or longer term ratable licenses than expected; the continued pressure on orders for maintenance, which would adversely affect the Company’s future level of services revenue; a lower-than-anticipated level of purchases of software or consulting services by the Company’s customers; the effect of international political conflict or hostilities on customer purchases; fluctuations in foreign currency exchange rates; and increasing competition in the market for the Company’s products and services. For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to documents filed by Synopsys with the Securities and Exchange Commission, specifically Synopsys’ quarterly report on Form 10-Q filed with the SEC on June 16, 2003 (pp. 28-33). Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

In addition, the Company’s actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending October 31, 2003 and earnings per share on a GAAP basis for the fiscal year ending October 31, 2003, could differ materially from the targets stated under “Outlook” above for a number of reasons, including a determination by the Company that any portion of its intangible assets have become impaired, changes in deferred compensation expenses caused by employee terminations and one-time expenses and the amortization of additional intangible assets and deferred compensation associated with future acquisitions, if any.

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Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Pro Forma Unaudited Condensed Consolidated Statements of Income (1)

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(in thousands, except per share data)

	Three Months Ended July 31, 2003			Three Months Ended July 31, 2002
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenue:
Product	$74,709	—	$74,709	$60,096	—	$60,096
Service	64,782	—	64,782	73,924	—	73,924
Ratable license	160,875	—	160,875	102,075	—	102,075

Total revenue	300,366	—	300,366	236,095	—	236,095
Cost of revenue:
Product	3,536	—	3,536	4,400	—	4,400
Service	16,974	—	16,974	19,819	—	19,819
Ratable license	13,792	—	13,792	10,101	—	10,101
Amortization of intangible assets and deferred stock compensation	23,856	$(23,856)	—	13,366	$(13,366)	—

Total cost of revenue	58,158	(23,856)	34,302	47,686	(13,366)	34,320

Gross margin	242,208	23,856	266,064	188,409	13,366	201,775

Operating expenses:
Research and development	70,716	—	70,716	61,581	—	61,581
Sales and marketing	78,189	—	78,189	69,122	—	69,122
General and administrative	19,763	3,000	22,763	21,908	—	21,908
In-process research and development	1,600	(1,600)	—	82,500	(82,500)	—
Amortization of intangible assets and deferred stock compensation	9,221	(9,221)	—	8,820	(8,820)	—
Integration	—	—	—	117,266	(117,266)	—

Total operating expenses	179,489	(7,821)	171,668	361,197	(208,586)	152,611

Operating income (loss)	62,719	31,677	94,396	(172,788)	221,952	49,164
Other income, net	5,307	(616)	4,691	11,408	—	11,408

Income before provision (benefit) for income taxes	68,026	31,061	99,087	(161,380)	221,952	60,572
Provision (benefit) for income taxes	19,551	12,652	32,203	(23,791)	44,688	20,897

Net income (loss)	$48,475	$18,409	$66,884	$(137,589)	$177,264	$39,675

Basic earnings per share:
Net income (loss)	$0.63		$0.87	$(1.93)		$0.56

Weighted average common shares	76,620		76,620	71,157		71,157

Diluted earnings per share:
Net income (loss)	$0.60		$0.82	$(1.93)		$0.53

Weighted average common shares and equivalents	81,348		81,348	71,157		74,955

(1)	The company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and to July 31, respectively. For presentation purposes, the condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Pro Forma Unaudited Condensed Consolidated Statements of Income (1)

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(in thousands, except per share data)

	Nine Months Ended July 31, 2003			Nine Months Ended July 31, 2002
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenue:
Product	$211,229	—	$211,229	$151,944	—	$151,944
Service	199,136	—	199,136	208,782	—	208,782
Ratable license	450,165	—	450,165	236,552	—	236,552

Total revenue	860,530	—	860,530	597,278	—	597,278
Cost of revenue:
Product	11,134	—	11,134	11,687	—	11,687
Service	56,744	—	56,744	57,894	—	57,894
Ratable license	40,050	—	40,050	34,321	—	34,321
Amortization of intangible assets and deferred stock compensation	68,959	$(68,959)	—	13,366	$(13,366)	—

Total cost of revenue	176,887	(68,959)	107,928	117,268	(13,366)	103,902

Gross margin	683,643	68,959	752,602	480,010	13,366	493,376

Operating expenses:
Research and development	206,597	—	206,597	156,936	—	156,936
Sales and marketing	230,397	—	230,397	192,122	—	192,122
General and administrative	66,554	3,000	69,554	58,153	—	58,153
In-process research and development	19,850	(19,850)	—	82,500	(82,500)	—
Amortization of intangible assets and deferred stock compensation	26,379	(26,379)	—	17,220	(17,220)	—
Integration	—	—	—	117,266	(117,266)	—

Total operating expenses	549,777	(43,229)	506,548	624,197	(216,986)	407,211

Operating income (loss)	133,866	112,188	246,054	(144,187)	230,352	86,165
Other income, net	22,032	(616)	21,416	33,702	—	33,702

Income before provision (benefit) for income taxes	155,898	111,572	267,470	(110,485)	230,352	119,867
Provision (benefit) for income taxes	50,749	36,179	86,928	(8,328)	46,125	37,797

Net income (loss)	$105,149	$75,393	$180,542	$(102,157)	$184,227	$82,070

Basic earnings per share:
Net income (loss)	$1.40		$2.41	$(1.59)		$1.28

Weighted average common shares	75,004		75,004	64,157		64,157

Diluted earnings per share:
Net income (loss)	$1.35		$2.31	$(1.59)		$1.19

Weighted average common shares and equivalents	78,160		78,160	64,157		68,698

(1)	The company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and to July 31, respectively. For presentation purposes, the condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Condensed Consolidated Balance Sheets (1)

(in thousands, except par value data)

	July 31, 2003	October 31, 2002
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$426,284	$312,580
Short-term investments	141,809	102,153

Cash, cash equivalents and short-term investments	568,093	414,733
Accounts receivable, net of allowances of $8,599 and $11,565, respectively	201,802	207,206
Deferred taxes	286,146	282,867
Prepaid expenses and other	17,968	24,509

Total current assets	1,074,009	929,315
Property and equipment, net	180,745	185,040
Long-term investments	9,563	39,386
Goodwill, net	551,103	434,554
Intangible assets, net	317,083	355,334
Other assets	36,747	35,085

Total assets	$2,169,250	$1,978,714

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$181,607	$246,789
Current portion of long-term debt	28	1,423
Accrued income taxes	178,497	169,912
Deferred revenue	425,830	359,245

Total current liabilities	785,962	777,369
Deferred compensation and other liabilities	62,630	36,387
Long-term deferred revenue	22,916	51,477
Stockholders’ equity:
Common stock, $.01 par value; 400,000 shares authorized; 77,047 and 73,562 shares outstanding, respectively	771	735
Additional paid-in capital	1,137,594	1,039,386
Retained earnings	240,139	198,863
Treasury stock, at cost	(74,374)	(116,499)
Deferred stock compensation	(8,748)	(8,858)
Accumulated other comprehensive income (loss)	2,360	(146)

Total stockholders’ equity	$1,297,742	$1,113,481

Total liabilities and stockholders’ equity	$2,169,250	$1,978,714

(1)	The company’s fiscal year and third quarter ends on the Saturday nearest to October 31 and to July 31, respectively. For presentation purposes, the condensed consolidated financial statements refer to a calendar month end.